B Y - L A W S
                                       OF
                          INVESTORS RESEARCH FUND, INC.

                                    ARTICLE I
                                    OFFICES

     Section 1. The principal office of the Corporation in the State of Delaware is hereby fixed and located at No. 100 West Tenth Street in the City of Wilmington, County of Newcastle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     Section 2. California Office. An office of the Corporation is hereby fixed and located at the City of Santa Barbara, State of California. The Board of Directors is hereby granted full power and authority to change, from time to time, said office from one location to another.

     Section 3. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place, or places where the Corporation is qualified to do business.

                                   ARTICLE II
                                      SEAL

     The corporate seal shall be in circular form and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. All annual meetings of shareholders shall be held at the office of the Corporation, in the City of Santa Barbara, State of California, and all other meetings of shareholders shall be held either at the said office or at any other place within or without the State of Delaware which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

     Section 2. Annual Meetings. The annual meetings of shareholders shall be held at 10:30 o'clock in the morning on the last Tuesday in March in each year provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings directors for the ensuing year shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

     Written or printed notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten
(10) days before each annual meeting, unless a longer period is required by law, and shall specify the place, other matters, if any, as may be expressly required by statute.

     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted. No business other than that specified in the notice of meeting shall be transacted at any special meeting.

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     Section  4.  Adjourned  Meetings  and  Notice  Thereof.  Any  shareholders'
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

     When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     Section 5. Voting. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote at any meeting of shareholders, as hereinafter provided in Section 1 of Article VI, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors, unless now or hereafter otherwise permitted or required by law. All voting may be viva voce or by ballot, except that all elections of directors must be by ballot and, upon the demand of any shareholder before the voting begins the vote upon any questions before a meeting of shareholders shall be by ballot. Every shareholder entitled to vote at any election of directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. Except as otherwise provided in these By-Laws, in the Certificate of Incorporation, or under the laws of the State of Delaware, all elections shall be had and all questions decided at any meeting of shareholders by a majority vote of shares present.

     Section 6. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the outstanding voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

     Section 7. Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to notice, signs a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. Action without Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by Chapter 1 of Title 8 of the Delaware Code of 1953, as amended, the meeting and vote of shareholders may be dispensed with, if all of the shareholders, who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken; except that in the case of a sale, lease, or exchange of all of the corporate property and assets, the written consent of the holders of only a majority of the voting stock issued and outstanding shall be required.

     Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                                   ARTICLE IV
                                    DIRECTORS

     Section 1. Powers. Subject to limitation of the Certificate of Incorporation, of the By-Laws, and of Title 8 of the Delaware Code of 1953, as amended, as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without Prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the following powers, to wit:

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          First:  To select  and  remove  all the  other  officers,  agents  and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation of the By-Laws, fix their compensation, and require from them security for faithful service.

          Second: To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation or the By-Laws, as they may deem best.

          Third: To designate any place within or without the State of Delaware for the holding of any shareholders' meeting or meetings except annual meetings as provided in Article III, Section 1, hereof; to adopt, make and use a corporate seal in accordance with Article II hereof; to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgement they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          Fourth: To borrow money and incur indebtedness for the purposes of the Corporation.

          Fifth: To appoint an executive committee and to delegate to such committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws. The executive committee shall be composed of two or more directors.

          Sixth: To provide and maintain a bond issued by a reputable fidelity insurance company, authorized to do business in the place where the bond is issued, against larceny and embezzlement, covering each officer and employee of the Corporation, who may singly, or jointly with others, have access to securities or funds of the Corporation either directly or through authority to draw upon such funds or to direct generally the disposition of such securities. Such bond may be in the form of an individual bond covering each such person or a schedule or blanket bond covering all such persons and shall be in such reasonable amount as a majority of the Board of Directors who are not officers and employees of the Corporation shall determine with due consideration to the value of the aggregate assets of the Corporation to which such officers or employees may have access. No such bond shall be issued for a period in excess of six (6) years.

     Section 2. Number and Qualification of Directors. The authorized number of directors of the Corporation shall be thirteen (13), until changed by amendment of the Certificate of Incorporation or by amendment of these By-Laws; provided that in no case shall the number of directors be less than three (3).

     Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such meeting is not held, or the directors are not elected thereat, the director may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

     Section 4. Vacancies. Vacancies in the Board of Directors (other than a vacancy existing because shareholders failed to elect the full authorized number of directors to be voted for at any annual or special meeting of the shareholders) may be filled by majority of the remaining directors, though less than a quorum, provided, however, that immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders of the Corporation at an annual or special meeting of shareholders. Each director so elected by a majority of the remaining directors shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     Section 5. Removal. At any special meeting of the shareholders duly called, as provided in these By-Laws, all of the directors may, by a vote of a majority of all the outstanding shares entitled to vote, be removed from office with or without cause, or any director or directors may be removed from office for cause, and the successor or successors of the director or directors so removed may be elected at such meeting.

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     Section 6. Place of Meeting.  Regular  meetings  of the Board of  Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the office of the Corporation in the City of Santa Barbara, State of California. Special meetings of the Board of Directors may be held either at a place so designated or at such office.

     Section 7. Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

     Section 8. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call on the second Tuesday of each month at 3:30 o'clock in the afternoon, provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

     Section 9. Special Meetings. Special meetings of the Board of Directors for any purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by a vice president or by any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his office as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company for transmission in the City of Santa Barbara, State of California, at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

     Section 10. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 11. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors entitled to notice signs a written waiver thereof. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 13. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.

     Section 14. Adjournment. A Quorum of the directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any such meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     Section 15. Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

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     Section 16.  Indemnification  of Directors and Officers.  Each director and officer (and his heirs, executors, and administrators) may be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any actions, suits or proceedings, in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) may be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have reasonably been incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reasons of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

                                    ARTICLE V
                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of President and Secretary.

     Section 2. Election. The officers of the Corporation except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be elected annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 3. Subordinate Officer, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Board of Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section  5.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

     Section 6. Voting Shares in other Corporations. The Corporation may vote any and all shares held by it in any other corporation or corporations by such officer, agent or proxy as the Board of Directors may appoint, or, in default of such appointment by its President or by a director vice-president.

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     Section 7. President. The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall, when authorized by the Board of Directors, execute all contracts in behalf of the Corporation, and shall affix the seal to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or an assistant secretary. He shall be ex officio a member of all the standing committees, including the executive committee, if any, shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

     Section 8. Vice-President. In the absence or disability of the President, the vice-presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

     Section 9. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office of the Corporation or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a stock ledger, or a duplicate stock ledger showing the names of the shareholders and their addresses, the number of shares held by each, the number and date of certificates issued for the same, and the number and date of redemption of every certificate surrendered for redemption.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

     Section 10. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all moneys, securities and other valuables in the name and to the credit of the Corporation with such depositaries or custodians as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws. Section 11. Duties of Officers may be Delegated. In the case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate for the time being the powers or duties or any of them of such officer to any other officer or to any director or to any other person.

                                   ARTICLE VI

     Section 1. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding thirty (30) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding thirty (30) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     Section 2. Transfers of Stock. The shares of stock shall be transferable on the books of the Corporation by the person named in the stock Certificate or by attorney lawfully constituted in writing, upon surrender of the certificate. The Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board of Directors may appoint and remove transfer agents and registrars of transfer, and may require all stock certificates to bear the signatures of any such transfer agent and/or any such registrar of transfers.

     Section 3. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up, and shall be numbered and entered in the corporate books as they are issued. All such certificates shall exhibit the holder's name and certify the number of shares owned by him and represented by such certificate, and be signed by the President or a vice-president and the Secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the President and Secretary, or by a facsimile of the signature of the President and the written signature of the Secretary or an assistant secretary, and shall be impressed with the corporate seal, or a facsimile thereof. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfer, before issuance.

     Section 4. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 5. Inspection of Corporate Records. The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the shareholders and the Board of Directors and of executive committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate, and shall be exhibited at any time when required by the demand at any shareholders' meeting of ten per cent (10%) of the shares represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President, Secretary, or an assistant secretary of the Corporation.

     Section 6. Stock Ledge. The Secretary of the Corporation shall prepare, at least ten days before every election of directors, a complete list of the shareholders entitled to vote in said election, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered and the name of each shareholder. Such list shall be open to the examination of any shareholder during ordinary business hours, for a period of at least ten days prior to the election, at the place where the election is to be held. Such list shall be open to examination during the whole time of the meeting at which the election shall take place.

     Section 7. Fiscal Year. The fiscal year of the Corporation shall be such as may hereafter be determined by the Board of Directors.

                                   ARTICLE VII

     The Corporation shall not:

          1. Engage in short sales, margin purchases, puts, calls, straddles, or spreads;

          2. Engage in underwriting or act as distributor of securities issued by others;

          3.   Invest in commodities, commodity contacts or real estate;

          4. Purchase securities of another issuer (except government securities as defined in the Investment Company Act of 1940, as amended) if immediately after and as a result of such purchase either, (a) more than five per cent (5%) of the assets of the Corporation would consist of securities of such issuer, (b) more than ten per cent (10%) of the outstanding voting securities of any one issuer would be owned by the Corporation, or (c) more than ten per cent (10%) of the outstanding securities of any class of any one issuer would be owned by the Corporation;

          5. Borrow money in an amount exceeding twenty-five per cent (25%) of the market value of its total net assets;

          6. Lend money or securities, provided, however, that the making of time or demand deposits with banks and the purchase of bonds, debentures or other securities of another issuer or any government or governmental agency at original issue or otherwise shall not be deemed to be a loan of money;

          7. Invest in the securities of another investment company, as defined in the Investment Company Act of 1940, as amended;

          8. Invest in companies for the purpose of exercising control or management;

          9. Purchase or otherwise acquire any securities from or through, or sell or otherwise dispose of any securities to or through an officer or director of the Corporation, directly or indirectly, This restriction shall not apply to shares of the Corporation or to purchases or sales on a securities exchange in connection with which only the regular exchange commissions are charged and imposed.

     The foregoing restrictions shall not apply to the acquisition by the Corporation of any security or property in full or partial satisfaction of any claim or demand, or as a distribution on any security owned by the Corporation, or on the exercise of any right distributed on any security owned by the Corporation, or as a result of merger, consolidation or acquisition of substantially all of the assets of any other corporation; provided, however, that if any security or property so acquired would not be permitted as an investment by this Corporation it shall be converted into a permitted investment as soon as is reasonably practicable.

                                  ARTICLE VIII

     These By-Laws may be altered, amended, or repealed by the affirmative vote of a majority of the holders of shares issued and outstanding, by the written consent of such shareholders, at any regular or special meeting of the shareholders if notice of the proposed alteration, amendment, or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting; providing, however, that the directors shall not have the power to amend Section 2 of Article IV of these By-Laws so as to decrease the number of directors or to alter, amend or repeal any of the provisions of Article VII of these By-Laws.

Article IV, ss. - As amended 7/13/82

Bylaws Providing for Indemnification of Certain officers,
Directors and Other Parties for Investors Research

     (a) The corporation shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise.

     However, the corporation shall not indemnify any person for any liability to the corporation or to its security holders, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     (b) Any indemnification shall, unless ordered by a court, be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is permitted by law under the circumstances. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. [or, (3) if a quorum of disinterested directors so directs or if such a quorum cannot be obtained, then by the shareholders.]

     (c) expenses incurred by a person described in (a) above in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon request in writing and receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in (a). The determination as to whether or not the corporation shall pay such expenses in advance of the final disposition of the matter and as to the sufficiency of the undertaking offered by such party shall be determined in the same manner as provided in (b) above. A determination to be made pursuant to
(b) or (c) shall be made at the next meeting of the board of directors [or the shareholders, as appropriate], provided the written request is received by the corporation at least 15 days prior to the date of such meeting.

     No advance may be made hereunder unless at least one of the following requirements has been fulfilled as a condition to the advance: (1) the indemnitee shall provide a security for his undertaking, (2) the corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party directors, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

     (d) the indemnification provided above shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (e) The corporation shall have power to purchase and maintain insurance:

          (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

          (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

          (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article. No insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

               (1) if a judgement or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause ofaction so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

               (2) in relation to any risk the insurance of which is prohibited under the insurance law of Delaware.

     (f) for purposes of this bylaw, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, had been authorized to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this bylaw with respect to the resulting or surviving corporation as he or she would have with respect to the constituent corporation if its separate existence had continued.

     (g) for purposes of this bylaw, references to "other enterprises" shall include employee benefit plans and the indemnification provided hereby shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.